Exhibit 99.1

Exodus Enters Next Phase as a Crypto Payments Company With Agreement to Acquire W3C Corp, and its subsidiaries Baanx and Monavate
The company will acquire end-to-end payments infrastructure, positioning it to become an on-chain payments giant.

OMAHA, Neb., November 24, 2025 (GLOBE NEWSWIRE) — Exodus Movement, Inc. (NYSE American: EXOD) (“Exodus” or the “Company”), a leading self-custodial cryptocurrency platform, today announced it has entered into a definitive agreement to acquire W3C Corp, the parent entity of Monavate Holdings Ltd. and its subsidiaries (collectively, “Monavate”) and Baanx.com Ltd. and Baanx US Corp (“Baanx”), two established providers of card and payments infrastructure serving fintech, crypto, and enterprise clients. The acquisition is subject to regulatory approvals.

Upon the closing of the acquisition, Exodus plans to enter the arena of on-chain payments to become one of the few self-custodial wallets to control the end-to-end payments experience, from wallets to cards.

Monavate and Baanx bring issuing, processing and regulatory capabilities that Exodus expects to integrate directly into its existing consumer and enterprise product suite. By way of this transaction, Exodus will assume ownership of the underlying card and payments stack, reducing its dependence on third-party providers and supporting a wider range of assets—including widely-used payment stablecoins. Exodus will also be positioned to issue payment cards via networks like Visa, Mastercard, and Discover, while broadening its geographic reach to support new products and partnerships across the US, UK, and the EU.

“Today’s announcement is a major step in our mission to make self-custody and crypto payments practical for everyday life,” said JP Richardson, Co-Founder and Chief Executive Officer of Exodus. “People already trust Exodus to hold their dollar stablecoins and crypto. By bringing card and payments infrastructure in-house, we are closing the gap between holding and spending, and positioning Exodus as the only platform you need for your money.”

Giving consumers and businesses a way to spend and store a wider selection of payment stablecoins allows the Company to capitalize on increased consumer demand. Stablecoin payment volumes increased by 70% from February to August 2025, with nearly two-thirds of the volume driven by B2B payments.

“The economics from interchange, processing and program fees are expected to become a foundational part of our payments and transaction services business,” said James Gernetzke, Chief Financial Officer of Exodus. “These offerings will diversify our revenue streams as they help build a more predictable, recurring earnings base aligned with everyday use of digital dollars, while continuing to allow Exodus to take advantage of the volatility of crypto markets.”

The infrastructure is also expected to expand the capabilities for enterprise clients whose customers transact through XO Swap. XO Swap customers will be able to add Baanx and Monavate capabilities for flexible payments solutions like embedded programmable payouts and turnkey card issuance. Already enabling partnerships with leaders like MetaMask and Ledger, XO Swap accounted for 37% of all exchange provider volume in October 2025, a percentage which remained steady from September.

Exhibit 99.1

The announcement closely follows Exodus’ acquisition of LATAM-based Grateful, a stablecoin payments orchestrator that extends its reach in stablecoin-powered payments. Together, this series of acquisitions will equip Exodus with the rails to roll out modern payment products for both consumers and merchants.

About the Transaction

Exodus expects to fund the $175 million purchase price for the acquisition of W3C with a combination of cash on hand and financing from the Company’s credit facility with Galaxy Digital which is secured by the Company's Bitcoin holdings. The purchase price is subject to customary closing adjustments and the acquisition is subject to customary closing conditions, including regulatory approvals, and is expected to close in 2026.

In connection with entering into the definitive agreement, the Company loaned approximately $58.8 million to W3C to help fund its acquisitions of Monavate and Baanx, and the Company may loan up to $10 million in additional financing to W3C to support working capital (which $10 million in additional financing will only become payable in the event of a breach by W3C as more fully described in the loan documents). The initial loan to W3C was funded through borrowings under the Company’s Bitcoin-secured credit facility with Galaxy Digital. In addition, the Company extended a $10 million secured loan to Garth Howat, which is secured by Mr. Howat’s equity interests in W3C, with its repayment being offset against the purchase price payable to him at closing, unless repaid earlier.

Perella Weinberg is serving as financial advisor to Exodus. Gibson, Dunn & Crutcher LLP and Hogan Lovells are legal counsel to Exodus, with Gibson Dunn serving as lead M&A counsel. D.A. Davidson is serving as financial advisor and Latham & Watkins, LLP as legal counsel to W3C.

Webcast Information

Exodus will host a conference call and webcast for investors on Monday, November 24th, 2025 at 5:00 p.m. ET to provide an overview of the transactions and discuss its evolving payments infrastructure strategy. To access the webcast, please use this link or visit the “Investor Relations” section of the Company’s website at www.exodus.com. A replay of the webcast and any accompanying materials will be made available on the site following the event.

¹ Source: Artemis stablecoin payments dataset – Part 2: Fall Update.

About Exodus

Exodus is a leading financial technology platform giving individuals and businesses simple, secure ways to use crypto. Since 2015, Exodus has made digital assets accessible to everyone through its multi-asset crypto wallets prioritizing design and ease of use. Exodus puts customers in full control of their funds, enabling them to swap, buy, and sell crypto. Its business solutions, including Passkeys Wallets and XO Swap, power embedded self-custody and best-in-class swap aggregation for leading partners. Exodus is building the rails for accessible, secure finance in a digital asset world. Learn more at exodus.com or follow us on X at x.com/exodus.

Exhibit 99.1

Investor Contact
investors@exodus.com

Media Contacts
Aubrey Strobel/Elena Nisonoff, Halcyon Communications
exodus@halcyonpr.xyz

Disclosure Information
Exodus may use its website and the following social media outlets as distribution channels of material nonpublic information about the Company. Financial and other important information regarding the Company is routinely accessible through and posted on the following websites exodus.com/investors and exodus.com/blog, and social media: X (@exodus and JP Richardson’s feed @jprichardson), Facebook, LinkedIn, and YouTube.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, regarding Exodus that involve substantial risks and uncertainties. All statements other than statements of historical fact contained in this press release, including, without limitation, statements regarding the expected timing, likelihood, or completion of the proposed acquisition, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “will,” or the negative of these words or other similar expressions. You should not rely on forward-looking statements as predictions of future events.

These statements are based on our current expectations and projections about future events and are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such statements, including, among others, our ability to obtain required regulatory approvals, satisfy closing conditions, secure and maintain the necessary financing on expected terms, and consummate the acquisition on the anticipated terms and timeline, as well as other risks and uncertainties set forth in our filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update any forward-looking statements contained in this press release to reflect events or circumstances after the date hereof, except as required by law.